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                           LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT is dated as of April 25th, 1996 and is among SPECTRAN CORPORATION ("SpecTran"), SPECTRAN SPECIALTY OPTICS COMPANY ("Optics"), APPLIED PHOTONIC DEVICES, INC. ("Photonic"), SPECTRAN COMMUNICATION FIBER TECHNOLOGIES, INC. ("Communication") and FLEET NATIONAL BANK (the "Lender"). Each of SpecTran, Optics, Photonic and Communication are sometimes referred to as a "Borrower" and collectively the "Borrowers".

                              W I T N E S S E T H:

BACKGROUND. The Borrowers have requested the Lender to lend up to the sum of (i) $12,000,000.00 on a revolving loan basis, (ii) $5,000,000.00 on a term loan basis, and (iii) $5,000,000.00 on a mortgage loan basis (collectively the "Loans") and the Lender is willing to do so upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises herein contained, and each intending to be legally bound hereby, the parties agree as follows:

ARTICLE 1  DEFINITIONS


As used herein:

1.01 "Accounts," "Chattel Paper," "Contracts," "Documents," "Equipment," "Fixtures," "General Intangibles," "Goods," "Instruments," and "Inventory" shall have the same respective meanings as are given to those terms in the Uniform Commercial Code as presently adopted and in effect in the Commonwealth of Massachusetts.

1.02 "Affiliate" means, as to any Person, each other Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or under common control with, such Person.

1.03 "Agreement" means this Loan and Security Agreement, as the same may from time to time be amended or supplemented.

1.04 "Assets" means all assets on the consolidated balance sheets of the Borrowers prepared in accordance with GAAP.

1.05 "Borrowing Base" means, at any time, the amount computed on the Borrowing Base Certificate most recently delivered to, and accepted by, the Lender in accordance with this Agreement and equal to the lesser of:
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         (a)     $12,000,000.00; or

         (b) The aggregate of (i) one hundred percent (100%) of cash on deposit with the Lender or the Lender's Affiliates; (ii) eighty percent (80%) of Eligible Accounts, and (iii) thirty-three percent (33%) of Eligible Inventory; provided, however, advances for Eligible Inventory may not exceed $2,000,000.00.

1.06 "Borrowing Base Certificate" means a fully completed certificate in the form of Exhibit 1.06 attached hereto, certified by the chief financial officer of SpecTran to be correct and delivered to, and accepted by, the Lender pursuant to this Agreement.

1.07 "Business Day" means a day other than a Saturday, a Sunday, or a day on which commercial banks in Worcester, Massachusetts are authorized to close.

1.08 "Capital Assets" means Assets that are required or permitted to be depreciated or amortized in accordance with GAAP.

1.09 "Capital Expenditures" means, for the applicable period, the aggregate amount of all expenditures for the acquisition, construction, improvement, replacement or purchase of Capital Assets, including but not limited to, expenditures funded under Capital Leases.

1.10 "Capital Leases" means capital leases, conditional sales contracts and other title retention agreements relating to the purchase or acquisition of Capital Assets.

1.11     "Closing" has the meaning given to such term in Section 3.01.

1.12     "Collateral" has the meaning given to such term in Section 4.01.

1.13 "Collateral Documents" means the Mortgage and the documents, whether deliverable at or after the Closing, required under Article 4 and/or referenced in Exhibit 3.01(m) attached hereto.

1.14 "Current Maturities of Long-Term Indebtedness" means the principal amount of long-term Indebtedness paid during the twelve (12) months ended the date of calculation, including, but not limited to, amounts required to be paid during such period under Capital Leases.

1.15 "EBITDA" means, for each fiscal quarterly period (i.e. March 31, June 30, September 30 and December 31), Operating Income plus Interest, taxes, depreciation and amortization determined in accordance with GAAP.

1.16 "EBITDA Cumulative" means, Operating Income plus Interest, taxes, depreciation and amortization determined on a rolling four (4) quarters basis in accordance with GAAP.

1.17 "Eligible Account" means, at any time, an Account that conforms and continues to


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conform to the following conditions:

         (a) The Account arose from a bona fide outright sale of Goods by any Borrower or from services performed by any Borrower, and such Goods have been shipped to the appropriate account debtors or their designees (or the sale has otherwise been consummated), or the services have been performed for the appropriate account debtors;

         (b) The Account is based upon an enforceable order or contract, written or oral, for Goods shipped or held or for services performed, and the same were shipped, held, or performed in accordance with such order or contract;

         (c) The title of any Borrower to the Account and, except as to the account debtor, to any Goods is absolute and is not subject to any prior assignment, claim, lien, or security interest, except in favor of the Lender;

         (d) The amount shown on the books of any Borrower and on any invoice or statement delivered to the Lender is owing to any Borrower, less any partial payment that has been made thereon by anyone;

         (e) The Account shall be eligible only to the extent that it is not subject to any claim of reduction, counterclaim, setoff, recoupment, or any claim for credits, allowances, or adjustments by the account debtor because of returned, inferior, or damaged Goods or unsatisfactory services, or for any other reason;

         (f) The account debtor has not returned or refused to retain, or otherwise notified any Borrower of any dispute concerning, or claimed nonconformity of, any of the Goods or services from the sale of which the Account arose;

         (g) The Account is not outstanding more than ninety (90) days from the date of the invoice therefor, unless the Account is backed by a letter of credit acceptable to the Lender;

         (h) The Account does not arise out of a contract with, or order from, an account debtor that, by its terms, forbids or makes void or unenforceable the assignment by any Borrower to the Lender of the Account arising with respect thereto;

         (i) No Borrower has received any note, trade acceptance, draft, or other Instrument with respect to, or in payment of, the Account, nor any Chattel Paper with respect to the Goods giving rise to the Account;

         (j) No Borrower has received any notice of the death of the account debtor or a partner thereof; nor of the dissolution, termination of existence, insolvency, business failure, appointment of a receiver for any part of the property of, assignment for the benefit of creditors by, or the filing of a petition in bankruptcy or the commencement of any proceeding under any bankruptcy or insolvency laws by or against, the account debtor. Upon the receipt by any

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Borrower of any such notice, it will promptly give the Lender written advice thereof;

         (k) The account debtor does not have a principal place of business outside of the United States, unless the Account is backed by a letter of credit or foreign credit insurance acceptable to the Lender;

         (l) The account debtor is not a Subsidiary or other Affiliate of any Borrower; and

         (m) The Lender has not deemed such account ineligible because of reasonable uncertainty about the creditworthiness of the account debtor or because the Lender otherwise reasonably considers the collateral value thereof to the Lender to be impaired or its ability to realize such value to be insecure.

         In the event of any dispute, under the foregoing criteria, about whether an Account is or has ceased to be an Eligible Account, the commercially reasonable decision of the Lender shall control.

1.18 "Eligible Inventory" means Inventory consisting of raw materials and finished goods, valued at the lower of cost or fair market value as determined in accordance with GAAP, which is owned and held by any Borrower at its place of business identified on Exhibit 5.01(a) attached hereto, and which is subject to a valid and first priority, fully perfected security interest in favor of the Lender, free of all security interests or liens of any other Person, and which the Lender determines to be acceptable for including in the Borrowing Base. The following Inventory will not, in any event, constitute Eligible Inventory:

         (a) Work-in-process Inventory;

         (b) Inventory which is obsolete, not in good condition, not of merchantable quality or saleable in the ordinary course of the Borrowers' businesses or which is subject to defects which would affect its market value; and

         (c) Inventory which has been consigned to Persons other than the Borrowers.

1.19     "Event of Default" has the meaning provided in Section 7.01.

1.20 "Financial Statements" means the audited, consolidated (i) cash flow statements of the Borrowers, (ii) income statements of the Borrowers, and (iii) balance sheets of the Borrowers as of December 31, 1994 and December 31, 1995 and notes thereto certified by KPMG Peat Marwick to present fairly the consolidated financial position and results of operations of the Borrowers at such dates and for such periods in accordance with GAAP.

1.21 "Fixed Charge Coverage Ratio" means the ratio of EBITDA Cumulative minus cash taxes and Capital Expenditures for the applicable four (4) quarters period to Interest for the applicable four (4) quarters period plus Current Maturities of Long-Term Indebtedness. For this definition

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only, Capital Expenditures will be deemed to be $5,000,000.00 for the fiscal year ending December 31, 1996 and thereafter.

1.22 "GAAP" means generally accepted accounting principles applied consistently with such changes or modifications thereto as may be approved in writing by the Lender.

1.23     "Indebtedness" means, as to any Borrower:

         (a) Obligations for borrowed money;

         (b) Obligations representing the deferred purchase price of property or services (other than accounts payable arising in the ordinary course of any Borrower's business payable on terms customary in the trade);

         (c) Obligations, whether or not assumed, secured by liens or payable out of the proceeds of production from property now or hereinafter owned or acquired by any Borrower;

         (d) Obligations which are evidenced by notes, acceptances or other instruments; and

         (e) Obligations under Capital Leases.

1.24 "Intellectual Property" means trademarks, service marks, trade names, trade styles, logos, goodwill, trade secrets, patents, and licenses acquired under any statutory, common law or registration process in any state or nation at any time, or under any agreement executed with any person or entity at any time. The term "license" refers not only to rights granted by agreement from the owner of patents, trademarks, service marks and the like, but also to rights granted by a franchiser under a franchise or similar agreement. The foregoing enumeration is not intended as a limitation of the meaning of the word "license".

1.25 "Interest" means, for the applicable period, interest paid or payable, including but not limited to, interest paid or payable on Indebtedness determined in accordance with GAAP.

1.26 "Laws" means all ordinances, statutes, rules, regulations, orders, injunctions, writs, or decrees of any government or political subdivision or agency thereof, or of any court or similar entity established by any thereof.

1.27 "Leverage Ratio" means the ratio of Liabilities to Tangible Net Worth.

1.28 "Liabilities" means all liabilities that, in accordance with GAAP, should be classified as liabilities on a consolidated balance sheet of the Borrowers in accordance with GAAP.

1.29 "Mortgage" means that certain Mortgage covering SpecTran's real property in Sturbridge, Massachusetts for the benefit of the Lender, as from time to time supplemented or amended.

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1.30 "Mortgage Note" means the Mortgage Note referred to in Section 2.06 hereof.

1.31 "Net Income" means, for the applicable period, net income determined in accordance with GAAP.

1.32 "Notes" means the Revolving Note, the Term Note and the Mortgage Note.

1.33 "Obligations" is intended to be used in its most comprehensive sense and means the obligations of the Borrowers:

         (a) To pay the principal of, and interest on, the Notes in accordance with the terms thereof and to satisfy all other liabilities to the Lender, whether hereunder or otherwise, whether now existing or hereafter incurred, matured or unmatured, direct or contingent, joint or several, including any extensions, modifications, renewals thereof and substitutions therefor;

         (b) To repay to the Lender all amounts advanced by the Lender hereunder or otherwise on behalf of any Borrower, including, but without limitation, advances for principal or interest payments to prior secured parties, mortgagees, or lienors, or for taxes, levies, insurance, rent, or repairs to, or maintenance or storage of, any of the Collateral; and

         (c) To reimburse the Lender, on demand, for all of the Lender's expenses and costs, including without limitation the reasonable fees and expenses of its counsel, in connection with the preparation, administration, amendment, modification, or enforcement of this Agreement and the documents required hereunder, including, without limitation, any proceeding brought, or threatened, to enforce payment of any of the obligations referred to in the foregoing paragraphs (a) and (b).

1.34 "Operating Income" means, for the applicable period, Net Income less the sum of (i) extraordinary and nonrecurring gains and (ii) gains from the sale of Capital Assets plus the sum of (x) extraordinary and nonrecurring losses and (y) losses from the sale of Capital Assets.

1.35 "Person" means any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, joint venture, court, or government or political subdivision or agency thereof.

1.36 "Permitted Liens" means:

         (a) Liens for taxes, assessments, statutory obligations or similar charges, incurred in the ordinary course of business, that are not yet due and payable or if overdue being contested in good faith by appropriate and lawful proceedings, so long as levy and execution thereon have been stayed and continue to be stayed and they do not, in the aggregate, materially detract from the value of the property of any Borrower or materially impair the operation of any Borrower's business;

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         (b) Pledges or deposits made in the ordinary course of business to secure payment of worker's compensation, or to participate in any fund in connection with worker's compensation, unemployment insurance, old-age pensions, or other social security programs;

         (c) Liens of mechanics, materialmen, warehousemen, carriers, or other like liens, securing obligations incurred in the ordinary course of business that are not yet due and payable;

         (d) Encumbrances consented to by the Lender in writing including zoning restrictions, easements, or other restrictions on the use of real property, none of which materially impairs the use of such property by any Borrower in the operation of its business, and none of which is violated in any material respect by existing or proposed structures or land use;

         (e) Purchase money security interests granted to secure the purchase price of assets, the purchase of which does not violate the terms of this Agreement; and

         (f)     Liens consented to by the Lender in writing.

1.37 "Records" means correspondence, memoranda, tapes, discs, papers, books and other documents, or transcribed information of any type, whether expressed in ordinary or machine readable language.

1.38 "Revolving Note" means the Revolving Note referred to in Section 2.04 hereof.

1.39 "Stockholders' Equity" means the aggregate of the following accounts on the consolidated balance sheet of the Borrowers prepared in accordance with GAAP (i) the par or stated value of all outstanding capital stock, (ii) capital surplus, and (iii) retained earnings.

1.40 "Subsidiary" means any Affiliate (i) that is directly, or indirectly through one or more intermediaries, controlled by any Borrower or (ii) of which not less than 50% of the voting capital stock of which is owned, directly or through one or more intermediaries, by any Borrower.

1.41 "Tangible Net Worth" means Stockholders' Equity, less the sum of (i) any surplus resulting from any write up of Assets, (ii) goodwill, including any amounts however designated on the consolidated balance sheet of the Borrowers representing the excess of the purchase price paid for assets or stock acquired over the value assigned thereto on the books of any Borrower, (iii) patents, trademarks, trade names, copyrights and licenses, (iv) any amount at which shares of capital stock of any Borrower appears as an asset on the consolidated balance sheet of the Borrowers, (v) loans and advances to Affiliates, stockholders, directors, officers or employees, (vi) deferred expenses, and
(vii) any other amount in respect of an intangible (except for the tax intangible related to FASB 109) that should be classified as an asset on a consolidated balance sheet of the Borrowers in accordance with GAAP.

1.42 "Term Note" means the Term Note referred to in Section 2.05 hereof.

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1.43 Accounting. Accounting terms used and not otherwise defined in this
Agreement have the meanings determined by, and all calculations with respect to accounting or financial matters unless otherwise provided herein shall be computed in accordance with, GAAP.


ARTICLE 2  THE LOAN

2.01 General Terms.

     Subject to the terms hereof, the Lender will lend the Borrowers the principal sum of (i) $12,000,000.00 on a revolving loan basis, (ii) $5,000,000.00 on a term loan basis, and (iii) $5,000,000.00 on a mortgage loan basis.

2.02 The Notes.

     At the Closing, the Borrowers will execute and deliver to the Lender the Revolving Note, the Term Note and the Mortgage Note.

2.03 Disbursement.

     The Lender will credit the proceeds of (i) the Revolving Note to the Lender to pay the existing Indebtedness to the Lender in full and thereafter, from time to time and subject to the terms hereof, to the Borrowers' deposit account identified in Exhibit 2.03 attached hereto, (ii) the Term Note as set forth in
Exhibit 2.05 attached hereto, and (iii) the Mortgage Note as set forth in
Exhibit 2.06 attached hereto.

2.04 Revolving Note.

     Subject to the terms hereof, the Lender will lend the Borrowers, from time to time until March 31, 1999 (the "Termination Date") or the occurrence of an Event of Default, whichever occurs first, such sums in integral multiples of $50,000.00 as SpecTran may request by reasonable same day notice to the Lender, received by the Lender not later than 12:00 p.m. of such day, but which shall not exceed, in the aggregate principal amount at any one time outstanding, the Borrowing Base. The Termination Date may be extended by the Lender, as determined in its sole and absolute discretion, by written notice to any Borrower. The Borrowers may borrow, repay without penalty or premium (except for repayments of principal subject to LIBOR interest rates prior to the expiration of the Index Period as more fully set forth in the Notes) and reborrow hereunder, from the date of this Agreement until the Termination Date or the occurrence of an Event of Default, whichever occurs first. It is the intention of the parties that the outstanding principal amount of the Revolving Note will not exceed the then existing Borrowing Base, and if, at any time, an excess shall for any reason exist, the full amount of such excess, together with accrued and unpaid interest thereon, shall be immediately due and payable in full.

2.05 Term Note.

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         Subject to the terms hereof, the Lender agrees to lend to the Borrowers on a term loan basis the amount of $5,000,000.00, the payment terms to be in accordance with the provisions of the Term Note. Advances under the Term Note will only be made in accordance with and subject to the conditions contained in
Exhibit 2.05 attached hereto. The outstanding principal balance of the Term Note is to be paid in equal monthly installments of $83,334.00. The Term
Note is to be due and payable in any event on April 1, 2001. In addition, the Borrowers will be required to prepay the Term Note to the extent of the Borrowers' "Excess Cash Flow" as defined in the Term Note. The outstanding principal balance of the Term Note shall at no time exceed seventy-five percent (75%) of the auction value of the Borrowers' Equipment, and if, at any time, an excess for any reason shall exist, the full amount of such excess, together with accrued and unpaid interest thereon, shall be immediately due and payable in full.

2.06     Mortgage Note.

         Subject to the terms hereof, the Lender agrees to lend to the Borrowers on a mortgage loan basis the amount of $5,000,000.00, the payment terms to be in accordance with the provisions of the Mortgage Note. The Mortgage Note is to be amortized over twenty (20) years and due and payable in any event on April 1, 2006. Advances under the Mortgage Note will only be made in accordance with and subject to the conditions contained in Exhibit 2.06 attached hereto. The outstanding principal balance of the Mortgage Note shall at no time exceed seventy-five percent (75%) of the fair market value of the real estate encumbered by the Mortgage and, if, at any time, an excess for any reason shall exist, the full amount of such excess, together with accrued and unpaid interest thereon, shall be immediately due and payable in full.

2.07     Interest Rate and Payments of Interest.

         Interest on the principal balances of the Loans from time to time outstanding shall accrue at the rates and be payable as set forth in the Notes.

2.08     Payment to the Lender.

         The Borrowers have designated the deposit account identified in Exhibit
2.03 attached hereto as the account for all payments under the Notes and hereunder. Notwithstanding such designation, the Lender may charge against any deposit account of any Borrower all or any part of any amount due under the Notes and hereunder.

2.09     The Facility Fee.

         From and after the date hereof until the Termination Date, the Borrower shall pay an aggregate Facility Fee of one half of one percent (0.50%) per annum on the average daily undisbursed amount of the loan evidenced by the Revolving Note. The Facility Fee shall be payable quarterly in arrears on the first Business Day of each April, July, October and January.

2.10     The Commitment Fee.

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         At the Closing, the Borrowers shall pay an aggregate commitment fee to the Lender in the amount of $60,000.00.


ARTICLE 3  CONDITIONS PRECEDENT

The obligation of the Lender to make the Loans is subject to the following conditions precedent:

3.01     Documents Required for the Closing.

         The Borrowers shall have delivered to the Lender, prior to the initial disbursement of the Loans (the "Closing"), the following:

         (a) The Revolving Note, the Term Note, and the Mortgage Note each duly executed by the Borrowers;

         (b) The Mortgage, which shall have been duly executed by all proper parties and recorded at the appropriate recording office, with all recording fees therefor paid;

         (c) The Financial Statements;

         (d) The financing statements and other instruments required by Article
4;

         (e) A copy, certified as of the date of the Closing, of votes of the boards of directors of each Borrower and shareholders (except for SpecTran) of each Borrower, authorizing the execution, delivery, and performance of this Agreement, the Notes, the Collateral Documents, and each other document to be delivered pursuant hereto;

         (f) A copy, certified as of the date of the Closing, of the bylaws of each Borrower;

         (g) A certificate (dated the date of the Closing) of the corporate clerk and/or secretary of each Borrower as to the incumbency and signatures of the officers of each Borrower signing this Agreement, the Notes, the Collateral Documents, and each other document to be delivered pursuant hereto;

         (h) A copy, certified as of the most recent date practicable by the secretary of the state of incorporation, of the charter of each Borrower, and all amendments thereto, together with a certificate (dated the date of the Closing) of the corporate clerk and/or secretary of each Borrower to the effect that such charter has not been further amended since the date of the aforesaid certification of the secretary of the state of incorporation;

         (i) A certificate of good standing dated as of the most recent date practicable, issued by the secretary of the state of incorporation as to the legal existence, charter, and good legal standing of each Borrower;

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         (j) Certificates, as of the most recent dates practicable, of the secretary of each state in which each Borrower is qualified as a foreign corporation and, if applicable, of the department of revenue or taxation of each of such states, as to the good tax standing of each Borrower;

         (k) A written opinion of the law firm of Hackmyer & Nordlicht, legal counsel for the Borrowers, dated the date of the Closing and addressed to the Lender, in form and content satisfactory to the Lender and its counsel;

         (l) A duly executed Borrowing Base Certificate; and

         (m) Each of the agreements and documents referred to in that certain Closing Agenda, a copy of which is attached hereto as Exhibit 3.01(m).

3.02     Documents Required for Subsequent Disbursements.

         At the time of, and as a condition to, any disbursement of any part of the Loans to be made by the Lender subsequent to the Closing, the Lender may require the Borrowers to deliver to the Lender a certificate, dated the date on which any such disbursement is to be made, signed by the chief financial officer of SpecTran and to the effect that:

             (i) As of the date thereof, no Event of Default has occurred and is continuing, and no event has occurred and is continuing that, but for the giving of notice or passage of time or both, would be an Event of Default;

             (ii) No material adverse change has occurred in the business prospects, financial condition, or results of operations of any Borrower since the date of the Financial Statements; and

             (iii) Each of the representations and warranties contained herein is true and correct in all respects as if made on and as of the date of such disbursement.

3.03     Certain Events.

         At the time of, and as a condition to, the Closing and each disbursement of any part of the Loans to be made by the Lender at or subsequent to the Closing:

         (a) No Event of Default shall have occurred and be continuing, and no event shall have occurred and be continuing that, with the giving of notice or passage of time or both, would be an Event of Default;

         (b) No material adverse change shall have occurred in the financial condition, or results of operations of any Borrower since the dates of the Financial Statements; and

         (c) All of the Collateral Documents shall have remained in full force and effect.

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3.04     Legal Matters.

         At the time of the Closing and each subsequent disbursement, all legal matters incidental thereto shall be reasonably satisfactory to Mirick, O'Connell, DeMallie & Lougee, legal counsel to the Lender.


ARTICLE 4  COLLATERAL SECURITY

4.01     Composition of the Collateral.

         The property in which a security interest is granted pursuant to the provisions of Sections 4.02 and 4.03 is herein collectively called the "Collateral". The Collateral, together with all other property of any Borrower of any kind held by the Lender, shall stand as one general, continuing collateral security for all Obligations and may be retained by the Lender until all Obligations have been satisfied in full.

4.02     Rights in Property Held by the Lender.

         As security for the prompt satisfaction of all Obligations, each Borrower hereby assigns, transfers, and sets over to the Lender all of its right, title, and interest in and to, and grants the Lender a lien on and a security interest in, all amounts that may be owing, from time to time, by the Lender to any Borrower in any capacity, including, but without limitation, any balance or share belonging to any Borrower, or any deposit or other account with the Lender, which lien and security interest shall be independent of, and in addition to, any of the Lender's right of set-off.

4.03     Rights in Property Held Either by any Borrower or by the Lender.

         As further security for the prompt satisfaction of all of the Obligations, each Borrower hereby assigns to the Lender all of its right, title and interest in and to, and grants the Lender a lien upon and a continuing security interest in, all of the following, wherever located, whether now owned or hereafter acquired, together with all replacements therefor and proceeds (including, but without limitation, insurance proceeds) and products thereof:

         (a) All Inventory;

         (b) All Accounts, Contracts, accounts receivable, contract rights, and Chattel Paper, regardless of whether or not they constitute proceeds of other Collateral;

         (c) All General Intangibles, regardless of whether or not they constitute proceeds of other Collateral, including, without limitation, all rights (which the Lender may exercise or not as it in its sole discretion may determine) to acquire or obtain Goods and/or services with respect to the manufacture, processing, storage, sale, shipment, delivery or

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installation of any Inventory or other Collateral;

              (d) All rights to payment of any insurance proceeds or awards for damages in connection with any condemnations or takings of any interest in and to any real or personal property, wherever located, or any conveyance in lieu thereof;

              (e) All products of and accessions to any of the Collateral;

              (f) All liens, guaranties, securities, rights, remedies and privileges pertaining to any of the Collateral, including the right of stoppage in transit;

              (g) All obligations owing to any Borrower of every kind and nature, and all choses in action;

              (h) All tax refunds of every kind and nature to which any Borrower is now or hereafter may become entitled no matter however arising, including, without limitation, loss carry back refunds;

              (i) All Intellectual Property, goodwill, trade secrets, computer programs, customer lists, trade names, trademarks and patents;

              (j) All Chattel Paper, Documents and Instruments (whether negotiable or non-negotiable, regardless of their being attached to Chattel Paper);

              (k) All Equipment, including without limitation machinery, furniture, motor vehicles, Fixtures and all other goods used in the conduct of the business of any Borrower;

              (l) All proceeds of Collateral of every kind and nature and in whatever form, including, without limitation, both cash and non-cash proceeds resulting or arising from the rendering of services by any Borrower or the sale or other disposition by any Borrower of the Inventory or other Collateral;

              (m) All books and Records relating to the conduct of any Borrower's business including, without in any way limiting the generality of the foregoing, those relating to its Accounts; and

              (n) All deposit accounts maintained by any Borrower with any bank, trust company, investment firm or fund, or any similar institution or organization.

4.04     Priority of Liens.

         The foregoing liens shall be first priority liens.

4.05     Financing Statements.

         (a) Each Borrower will:

             (i) Execute such financing statements (including amendments thereto and continuation statements thereof) in form satisfactory to the Lender as the Lender, from time to time, may specify;

             (ii) Pay, or reimburse the Lender for paying, all costs and taxes of filing or recording the same in such public offices as the Lender may designate; and

             (iii) Take such other steps as the Lender, from time to time, may direct, including the noting of the Lender's lien on the Collateral and on any certificates of title therefor, all to perfect to the satisfaction of the Lender the Lender's interest in the Collateral.

         (b) In addition to the foregoing, and not in limitation thereof:

             (i) A carbon, photographic, or other reproduction of this Agreement shall be sufficient as a financing statement and may be filed in any appropriate office in lieu thereof; and

             (ii) To the extent lawful, each Borrower hereby appoints the Lender as its attorney-in-fact (without requiring the Lender to act as such) to execute any financing statement in the name of any Borrower, and to perform all other acts that the Lender deems appropriate to perfect and continue its security interest in, and to protect and preserve, the Collateral.

4.06     Mortgagees', Landlords', and Warehousemen's Waivers.

         Each Borrower will, within twenty (20) days after any request of the Lender, use its best efforts to obtain from any mortgagee of real estate owned by any Borrower, any landlord of premises leased by any Borrower, and any warehouseman or other bailee on whose premises any of the Collateral may be located to execute and deliver to the Lender instruments, in form and substance satisfactory to the Lender, by which such mortgagee, landlord or warehouseman or other bailee waives its rights, if any, in and to all Goods comprising a part of the Collateral.


ARTICLE 5  REPRESENTATIONS AND WARRANTIES

5.01     Original.

         To induce the Lender to enter into this Agreement, each Borrower represents and warrants to the Lender as follows:

         (a) Each Borrower is a corporation duly organized, validly existing, and in good standing under the Laws of the state of its incorporation; no Borrower has any Subsidiaries, except as set forth in Exhibit 5.01(a) attached hereto; each Borrower has the lawful power to own its properties and to engage in the business it conducts, and is duly qualified and in good standing as a foreign corporation in the jurisdictions wherein the nature of the business transacted by it or property owned by it makes such qualification necessary; the states in which each Borrower is qualified to do business are set forth in Exhibit 5.01(a) attached hereto; the identity of each shareholder of each Borrower (except for SpecTran) and the number of shares owned by each is set forth in Exhibit 5.01(a); the addresses of all places of business of each Borrower are as set forth in Exhibit
5.01(a);

         (b) No Borrower is directly or indirectly controlled by, or acting on behalf of, any Person which is an "Investment Company", within the meaning of the Investment Company Act of 1940, as amended;

         (c) No Borrower is in default with respect to any of its existing Liabilities, and the making and performance of this Agreement, the Notes, and the Collateral Documents will not (immediately or with the passage of time, the giving of notice, or both):

             (i) Violate the charter or by-laws of any Borrower, or violate any Laws or result in a default under any contract, agreement, or instrument to which any Borrower is a party or by which any Borrower or its property is bound; or

             (ii) Result in the creation or imposition of any security interest in, or lien or encumbrance upon, any of the Assets of any Borrower, except in favor of the Lender;

         (d) Each Borrower to the extent applicable to it, has the power and authority to enter into and perform this Agreement, the Notes and the Collateral Documents, and to incur the obligations herein and therein provided for, and has taken all actions necessary to authorize the execution, delivery, and performance of this Agreement, the Notes, and the Collateral Documents;

         (e) This Agreement, the Notes, and the Collateral Documents are, or when delivered will be, valid, binding, and enforceable in accordance with their respective terms, except to the extent enforceability is subject to the exercise of judicial discretion in accordance with general equitable principles and to applicable bankruptcy, insolvency, reorganization, moratorium or other laws for the relief of debtors heretofore or hereafter enacted;

         (f) Except as disclosed on Exhibit 5.01(f) attached hereto, there is no pending order, notice, claim (other than claims arising in the ordinary course of business for amounts not exceeding $25,000.00 individually or $100,000.00 in the aggregate), litigation, proceeding, or investigation against or affecting any Borrower, whether or not covered by insurance;

         (g) Each Borrower has good and marketable title to all of its Assets, none of which is subject to any security interest, encumbrance or lien, or claim of any third Person, except for liens in favor of the Lender and Permitted Liens;

         (h) The Financial Statements, including any schedules and notes pertaining thereto, have been prepared in accordance with GAAP, and fully and fairly present the financial condition of the Borrowers at the dates thereof and the results of operations for the periods covered thereby, and there have been no material adverse changes in the financial condition or business of any Borrower from December 31, 1995 to the date hereof;

         (i) As of the date hereof, no Borrower has Indebtedness of any nature, except as disclosed on Exhibit 5.01(i) attached hereto;

         (j) Each Borrower has filed all federal, state, and local tax returns and other reports required by any applicable Laws to have been filed prior to the date hereof, has paid or caused to be paid all taxes, assessments, and other governmental charges that are due and payable prior to the date hereof, and has made adequate provision for the payment of such taxes, assessments, or other charges accruing but not yet payable; no Borrower has knowledge of any deficiency or additional assessment in a materially important amount in connection with any taxes, assessments, or charges not provided for on its books;

         (k) Except to the extent that the failure to comply would not materially interfere with the conduct of the business of any Borrower, each Borrower has complied with all applicable Laws with respect to (i) any restrictions, specifications, or other requirements pertaining to products that it manufactures or sells or to the services it performs; (ii) the conduct of its business; and (iii) the use, maintenance, and operation of the real and personal properties owned or leased by it in the conduct of its business;

         (l) No representation or warranty by or with respect to any Borrower contained herein or in any certificate or other document furnished by any Borrower pursuant hereto contains any untrue statement of a material fact or omits to state a material fact necessary to make such representation or warranty not misleading in light of the circumstances under which it was made;

         (m) Each consent, approval or authorization of, or filing, registration or qualification with, any Person required to be obtained or effected by any Borrower in connection with the execution and delivery of this Agreement, the Notes, and the Collateral Documents or the undertaking or performance of any obligation hereunder or thereunder has been duly obtained or effected;

         (n) To the best of each Borrower's knowledge, the Borrowers and all other parties to all material leases, contracts, and other commitments to which any Borrower is a party have all complied in all material respects with the provisions of such leases, contracts, and other commitments and no party is in default under any thereof and no event has occurred which, but for the giving of notice or the passage of time, or both, would constitute a default;

         (o) No Borrower has made any agreement or taken any action which may cause anyone to become entitled to a commission or finder's fee as a result of or in connection with the making of the Loans;

         (p) Each Borrower's federal tax returns for all years of operation, including the year ended December 31, 1994, have been filed with the Internal Revenue Service and have not been challenged;

         (q) Any Employee Pension Benefit Plans, as defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), of any Borrower meet, as of the date hereof, the minimum funding standards of 29 U.S.C.A. 1082 (Section 302 of ERISA), and no Reportable Event or Prohibited Transaction, as defined in ERISA, has occurred with respect to any Employee Benefit Plans, as defined in ERISA, of any Borrower;

         (r) SpecTran has filed all registration statements, forms and other reports with the Securities and Exchange Commission required by any applicable Laws to have been filed prior to the date hereof; and

         (s) The liens and security interests created pursuant to Sections 4.02 and 4.03 are in all cases first priority liens, except for Permitted Liens.


5.02     Survival.

         All of the representations and warranties set forth in Section 5.01 shall survive until all Obligations are satisfied in full and there remain no outstanding commitments hereunder.


ARTICLE 6  COVENANTS OF THE BORROWERS

6.01     Affirmative Covenants.

         Each Borrower does hereby covenant and agree with the Lender that, so long as any of the Obligations remain unsatisfied or any commitments hereunder remain outstanding, it will comply at all times with the following affirmative covenants:

         (a) The Borrowers will use the proceeds of the Loans only for the purposes set forth in Exhibit 6.01(a), and will furnish the Lender such evidence as it may reasonably require with respect to such use;

         (b) SpecTran will furnish the Lender:

             (1) As soon as available, but in any event within thirty (30) days after the close of each calendar month in each fiscal year: (i) consolidated and consolidating statements of cash flows of the Borrower for such month, (ii) consolidated and consolidating income statements of the Borrowers for such month, and (iii) consolidated and consolidating balance sheets of the Borrowers as of the end of such month-all such statements to be in reasonable detail, including all supporting schedules and comments, subject to normal year-end audit adjustments and certified by the chief financial officer of SpecTran to have been prepared in accordance with GAAP and to present fairly the financial position and results of operations of the Borrowers;

             (2) As soon as available, but in any event within forty-five (45) days after the close of each of the initial three quarterly accounting periods in each fiscal year (i.e. March 31, June 30 and September 30) a copy of SpecTran's Form 10-Q, and management's: (i) consolidated and consolidating statements of cash flows of the Borrowers for such quarter, (ii) consolidated and consolidating income statements of the Borrowers for such quarter, and (iii) consolidated and consolidating balance sheets of the Borrowers as of the end of such quarter-all such statements to be in reasonable detail, including all supporting schedules and comments, subject to normal year-end audit adjustments and certified by the chief financial officer of SpecTran to have been prepared in accordance with GAAP and to present fairly the financial position and results of operations of the Borrowers;

             (3) As soon as available, but in any event within ninety (90) days after the close of each fiscal year, a copy of SpecTran's Form 10-K and Annual Report (including the audited consolidated financial statements prepared by KPMG Peat Marwick or another independent certified public accountant selected by SpecTran and reasonably acceptable to the Lender) and management's: (i) consolidated and consolidating statements of cash flows for the Borrowers for such fiscal year, (ii) consolidated and consolidating income statements of the Borrowers for such fiscal year, and (iii) consolidated and consolidating balance sheets of the Borrowers as of the end of such fiscal year-all such statements to be in reasonable detail, including all supporting schedules and comments; the consolidated statements and balance sheets included in the Form 10-K and Annual Report to be audited by KPMG Peat Marwick or another independent certified public accountant selected by SpecTran and reasonably acceptable to the Lender, and certified by such accountants to have been prepared in accordance with GAAP and to present fairly the financial position and results of operations of the Borrower; in addition, SpecTran will obtain from such independent certified public accountants and deliver to the Lender, within ninety (90) days after the close of each fiscal year, their written statement that in making the examination necessary to their certification they have obtained no knowledge of any Event of Default by the Borrowers, or disclosing all Events of Default of which they have obtained knowledge (it being understood and agreed by the Lender that in making their examination, such accountants shall not be required to go beyond the bounds of generally accepted auditing procedures for the purpose of certifying financial statements); the Lender shall have the right, from time to time to discuss the affairs of any Borrower directly with such independent certified public accountants after notice to SpecTran and opportunity of SpecTran to be represented at any such discussions;

             (4) Contemporaneously with the year-end financial report required by the foregoing paragraph (3), a copy of the management letter issued to SpecTran by KPMG Peat Marwick or another certified public accountant selected by SpecTran and reasonably acceptable to the Lender;

             (5) Contemporaneously with each quarterly and year-end financial report required by the foregoing paragraphs (2) and (3) a certificate of the chief financial officer of SpecTran substantially in the form of Exhibit 6.01(b)(5) attached hereto stating that he has individually reviewed the provisions of this Agreement and that a review of the activities of the Borrowers during such year or quarterly period, as the case may be, has been made by him or under his supervision, with a view to determining whether the Borrowers have fulfilled all of their obligations under this Agreement, and that, to the best of his knowledge, the Borrowers have observed and performed each undertaking contained in this Agreement and are not in default in the observance or performance of any of the provisions hereof or, if the Borrowers shall be so in default, specifying all such defaults and events of which he may have knowledge;

             (6) As soon as available but in no event later than thirty (30) days prior to the commencement of the next fiscal year, management prepared financial projections, including (i) consolidated and consolidating statements of cash flow, (ii) consolidated and consolidating income statements, and (iii) consolidated and consolidating balance sheets;

             (7) Promptly after the sending or making available or filing of the same, copies of all reports, proxy statements, and financial statements that any Borrower sends or makes available to its stockholders and all registration statements and reports that any Borrower files with the Securities and Exchange Commission or any successor Person; and

             (8) Within twenty (20) days after the end of each calendar month (and at any additional time in the discretion of the Lender) a Borrowing Base Certificate as of the end of such month (or as of a date not more than three (3) days prior to the date of any such additional Borrowing Base Certificate). Each Borrowing Base Certificate will include without limitation, in such form and detail as shall be satisfactory to the Lender (i) an aging, as of the end of such month of the then Eligible Accounts and all other Accounts of the Borrowers, (ii) a listing of Eligible Inventory, showing the amount, size, grade, manufacturer, and cost of each item or group thereof and (iii) a statement reflecting all amounts on deposit by any Borrower with the Lender and the Lender's Affiliates. Each Borrowing Base Certificate shall be effective only as accepted by the Lender (and with such revisions, if any, as the Lender may require as a condition to such acceptance), such acceptance to be presumed after receipt of such Borrowing Base Certificate unless the Lender otherwise notifies the Borrowers, whether thereafter, theretofore, or contemporaneously therewith;

         (c) Each Borrower will maintain its Inventory, Equipment, real estate, and other properties in good condition and repair (normal wear and tear excepted), and will pay and discharge or cause to be paid and discharged, when due, the cost of repairs to, or maintenance of, the same to the extent it is commercially reasonable for such repairs to be made or maintenance to be performed, and will pay or cause to be paid in a timely manner all rental or mortgage payments due on such real estate. Each Borrower hereby agrees that, in the event it fails to pay or cause to be paid any such payment, it will promptly notify the Lender thereof, and the Lender may, in its discretion, do so and on demand be reimbursed therefor by the Borrowers;

         (d) Each Borrower will maintain public liability insurance and fire and extended coverage insurance on all assets that are of a character usually insured by corporations engaged in the same or similar businesses, all in form and amount sufficient to indemnify each Borrower for 100% of the appraised value of any such asset lost or damaged subject to any deductible customary in the industry. Each Borrower will cause all such insurance policies to be payable to the Lender. Such policies shall contain a provision whereby they cannot be cancelled except after thirty (30) days' written notice to the Lender. Each Borrower will furnish to the Lender such evidence of insurance as the Lender may reasonably require. Each Borrower hereby agrees that, in the event it fails to pay or cause to be paid the premium on any such insurance when due, the Lender, in its discretion, may do so and be reimbursed by the Borrowers therefor. Each Borrower hereby assigns to the Lender any returned or unearned premiums that may be due any Borrower upon cancellation by the insurer of any such policy for any reason whatsoever and direct any such insurer to pay the Lender any amounts so due. The Lender is hereby appointed the attorney-in-fact of each Borrower (without requiring the Lender to act as such) to endorse any check which may be payable to any Borrower, to collect any premiums or the proceeds of such insurance (other than proceeds of public liability insurance) and any amount so collected may be applied by the Lender toward satisfaction of any of the Obligations whether due or not yet due;

         (e) Each Borrower will pay when due, all taxes, assessments, and charges or levies imposed upon it or on any of its property or which it is required to withhold and pay except where contested in good faith by appropriate proceedings with adequate reserves therefor having been set aside on its books; provided, however, that each Borrower shall pay or cause to be paid all such taxes, assessments, charges or levies forthwith whenever foreclosure on any lien that may have attached (or security therefor) appears imminent;

         (f) The Borrowers will maintain on a consolidated basis:

             (i) a Fixed Charge Coverage Ratio of at least 1.25:1.00 to be measured quarterly (i.e. March 31, June 30, September 30, December
             31), commencing with the fiscal quarter ending December 31, 1996;

             (ii) Tangible Net Worth of at least $18,500,000.00 as of the Closing; thereafter Tangible Net Worth must increase as of December 31 of each fiscal year by an amount equal to seventy-five percent (75%) of that fiscal year's Net Income; Tangible Net Worth to be measured quarterly;

             (iii) EBITDA of at least (i) $1,200,000.00 for the fiscal quarter ending March 31, 1996, (ii) $2,000,000.00 for the fiscal quarter ending June 30, 1996, (iii) $2,500,000.00 for the fiscal quarter ending September 30, 1996 and (iv) $3,000,000.00 for each fiscal quarter thereafter to be measured quarterly (i.e. March 31, June 30, September 30, December 31);

         (g) Each Borrower will, when requested to do so, make available for inspection by duly authorized representatives of the Lender any of its books and Records and will furnish the Lender any information regarding its business affairs and financial condition within a reasonable time after written request therefor, provided that any confidential information disclosed to the

Lender shall not be disclosed by the Lender to any unauthorized Person and further provided that SpecTran may require the Lender to provide a certificate of an officer of the Lender stating that the confidential information will not be disclosed to any unauthorized Person;

         (h) Each Borrower will (i) carry on and conduct its business in substantially the same manner and in substantially the same fields of expertise as presently conducted, and (ii) do all things necessary to remain duly incorporated, validly existing and in good standing in its state of incorporation and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted and where the failure to maintain authority would have a materially adverse effect on any of the Borrowers and comply in all material respects with all present and future Laws applicable to it in the operation of its business and all material agreements to which it is subject;

         (i) Each Borrower will collect its Accounts and sell its Inventory only in the ordinary course of business;

         (j) Each Borrower will keep accurate and complete Records of its Accounts, Inventory, and Equipment consistent with sound business practices;

         (k) Each Borrower will give immediate notice to the Lender of any litigation or proceeding in which it is a party;

         (l) Within ten (10) days after the filing thereof, each Borrower will furnish the Lender with copies of federal income tax returns filed by any Borrower;

         (m) Each Borrower will pay when due (or within applicable grace periods) all of its Liabilities, except when the amount thereof is being contested in good faith by appropriate proceedings and with adequate reserves therefor being set aside on its books and as otherwise disclosed in Exhibit 6.01(m) attached hereto. If default be made by any Borrower in the payment of any of its Liabilities, the Lender shall have the right, in its discretion, to pay such amount for the account of any Borrower and be reimbursed by the Borrowers therefor, except for Liabilities being contested in good faith by appropriate and lawful proceedings, so long as levy and execution thereon have been stayed and continue to be stayed and they do not, in the aggregate, materially detract from the value of the property of the Borrowers or materially impair the use thereof in the operation of their businesses and for which adequate reserves have been established;

         (n) Each Borrower will notify the Lender immediately if it becomes aware of the occurrence of any Event of Default or of any fact, condition, or event that only with the giving of notice or passage of time or both, could become an Event of Default or if it becomes aware of any material adverse change in the business prospects, financial condition (including, without limitation, proceedings in bankruptcy, insolvency, reorganization, or the appointment of a receiver or trustee), or results of operations of any Borrower, or of the failure of any Borrower to observe any undertakings hereunder or under the Collateral Documents;

         (o) Each Borrower will notify the Lender thirty (30) days in advance of any change in the location of any of its places of business or of the establishment of any new, or the discontinuance of any existing, place of business;

         (p) Each Borrower will (i) fund any of its Employee Pension Benefit Plans in accordance with no less than the minimum funding standards of 29 U.S.C.A. 1082 (Section 302 of ERISA); (ii) furnish the Lender, promptly after the filing of the same, with copies of any reports or other statements filed with the United States Department of Labor or the Internal Revenue Service with respect to any such Plan; and (iii) promptly advise the Lender of the occurrence of any Reportable Event or Prohibited Transaction with respect to any Employee Benefit Plan;

         (q) SpecTran will file all registration statements, forms and other reports with the Securities and Exchange Commission required by any applicable Law to be filed; and

         (r) The Borrowers will each maintain all of their principal depository accounts with the Lender and the Lender's Affiliates and the Lender and the Lender's Affiliates will continue to manage the Borrowers' cash; notwithstanding the foregoing, the Borrowers may maintain depository accounts with other financial institutions for convenience only provided the aggregate amount of all such accounts does not exceed $250,000.00.

6.02     Negative Covenants.

         Each Borrower does hereby covenant and agree with the Lender that, so long as any of the Obligations remain unsatisfied or any commitments hereunder remain outstanding, it will comply at all times with the following negative covenants, unless the Lender shall otherwise have agreed in writing:

         (a) No Borrower will change its name, enter into any merger, consolidation, reorganization or recapitalization, or reclassify its capital stock;

         (b) No Borrower will sell, transfer, lease, or otherwise dispose of all or (except in the ordinary course of business) any part of its Assets valued on a consolidated basis in excess of an aggregate amount of $500,000.00 during the term of this Agreement;

         (c) No Borrower will sell, lease, transfer, assign, or otherwise dispose of any of the Collateral, except for the sale of Inventory in the ordinary course of business;

         (d) No Borrower will move the Collateral, except for the sale of Inventory in the ordinary course of business and as disclosed in Exhibit 6.02(d) attached hereto;

         (e) No Borrower will sell or otherwise dispose of, or for any reason cease operating, any of its divisions, franchises, or lines of business;

         (f) No Borrower will mortgage, pledge, grant, or permit to exist a security interest in, or a lien upon, any of its Assets of any kind, now owned or hereafter acquired, except for liens in favor of the Lender and Permitted Liens;

         (g) No Borrower will become liable, directly or indirectly, as guarantor or otherwise for any obligation of any other Person, except (i) for the endorsement of commercial paper for deposit or collection in the ordinary course of business, (ii) on a consolidated basis up to $250,000.00 in the aggregate during the term of this Agreement and (iii) the obligations of any Borrower to the extent otherwise permitted hereunder;

         (h) No Borrower will incur, create, assume, or permit to exist any Liabilities except: (i) the Loans; (ii) existing Indebtedness listed on
Exhibit 5.01(i) to the extent shown on such Exhibit 5.01(i) to be permitted to exist after the Closing; and (iii) trade indebtedness incurred in the ordinary course of business (provided, however, that no Borrower may acquire Inventory other than for cash or on open account except as expressly approved in writing and in advance by the Lender);

         (i) No Borrower will make any assignment or transfer of Accounts, or, other than in the ordinary course of business, of Inventory;

         (j) No Borrower will form any subsidiary (except for Subsidiaries which are capitalized with less than $100.00), make any investment in (including any assignment of Inventory or other property), or make any loan in the nature of an investment to, any Person, except for investments up to $500,000.00 in the aggregate during the term of this Agreement and investments in or loans to any Borrower;

         (k) No Borrower will make any loan or advance to any Person, except for
(i) business travel and similar temporary advances in the ordinary course of business, (ii) on a consolidated basis up to $100,000.00 during the term of this Agreement and (iii) loans or advances to any Borrower;

         (l) No Borrower will purchase or otherwise invest in or hold securities, nonoperating real estate, or other nonoperating Assets, except for investments meeting the parameters set forth in Exhibit 6.02 (l) attached hereto;

         (m) No Borrower will enter into any sale-leaseback transaction;

         (n) No Borrower will acquire or agree to acquire any stock in, or all or substantially all of the assets of, any Person;

         (o) No Borrower will pay or commit to pay on a consolidated basis for any one fiscal year (commencing with the current fiscal year), lease obligations (including without limitation Capital Leases and operating leases) in excess of $500,000.00;

         (p) No Borrower will furnish the Lender any certificate or other document that will contain any untrue statement of material fact or that will omit to state a material fact necessary to make it not misleading in light of the circumstances under which it was furnished;

         (q) No Borrower will directly or indirectly apply any part of the proceeds of the Loans to the purchasing or carrying of any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, or any regulations, interpretations, or rulings thereunder; and

         (r) The Borrowers will not permit on a consolidated basis:

             (1) its Leverage Ratio to exceed 1.25:1.0 to be measured quarterly (i.e. March 31, June 30, September 30, December 31); and

             (2) Capital Expenditures to exceed $10,000,000.00 for the fiscal year ending December 31, 1996, $14,050,000.00 for the fiscal year ending December 31, 1997 and $5,000,000.00 for each fiscal year thereafter to be measured annually; with respect to Capital Expenditures for the fiscal year ending December 31, 1996, the Borrowers will not permit on a consolidated basis such Capital Expenditures to exceed $2,400,000.00 in the aggregate for the fiscal quarter ending March 31, 1996, $3,614,000.00 in the aggregate for the six (6) month fiscal period ending June 30, 1996 and $7,066,000.00 for the nine (9) month fiscal period ending September 30, 1996 to be measured quarterly.

         ARTICLE 7  DEFAULT

7.01     Events of Default.

         The occurrence of any one or more of the following events shall constitute an Event of Default hereunder:

         (a) Any Borrower shall fail to pay when due any of its Obligations to the Lender;

         (b) Any Borrower shall fail to observe or perform any of the obligations set forth in Section 6.01(b), Section 6.01(d), Section 6.01(k),
Section 6.01(l) and Section 6.01(o) of this Agreement and such failure shall continue for ten (10) days after (i) notice of such failure from the Lender; or
(ii) the Lender is notified of such failure or should have been so notified pursuant to the provisions of Section 6.01(n), whichever is earlier;

         (c) Any Borrower shall fail to observe or perform any one of the obligations set forth in Section 6.01(c), Section 6.01(e) and Section 6.01(h)(ii) of this Agreement and such failure shall continue for thirty (30) days after (i) notice of such failure from the Lender; or (ii) the Lender is notified of such failure or should have been so notified pursuant to the provisions of

Section 6.01(n), whichever is earlier, provided, it shall not be an Event of Default hereunder if any of the Borrowers has commenced taking action to cure the default within the time period set forth in this Section 7.01(c) which could not reasonably be completed within such time period and continues to diligently attempt to cure such default; at no time will the cure period exceed sixty (60) days;

         (d) Any Borrower shall fail to observe or perform any other obligation to be observed or performed by it hereunder;

         (e) Any Borrower shall fail to pay any Indebtedness due any third Persons (except as disclosed in Exhibit 6.01(m) attached hereto), or any Borrower shall suffer to exist any other event of Default beyond any applicable cure period under any Agreement binding any Borrower, except for a failure to pay or an event of default which is being contested in good faith by appropriate and lawful proceedings, so long as levy and execution thereon have been stayed and continue to be stayed and such failure to pay or event of default does not materially detract from the value of the property of any Borrower or materially impair the use thereof in the operation of any of their businesses, provided further that such failure to pay or event of default shall continue for ten (10) days after (i) notice of such failure or event of default from the Lender; or
(ii) the Lender is notified of such failure or event of default or should have been so notified pursuant to the provisions of Section 6.01(n), whichever is earlier;

         (f) Any financial statement, representation, warranty, or certificate made or furnished by or with respect to any Borrower to the Lender in connection with this Agreement, or as inducement to the Lender to enter into this Agreement, or in any separate statement or document to be delivered to the Lender hereunder, shall be materially false, incorrect, or incomplete when made;

         (g) Any Borrower shall admit its inability to pay its debts as they mature or shall make an assignment for the benefit of itself or any of its creditors;

         (h) Proceedings in bankruptcy, or for reorganization of any Borrower for the readjustment of any of its debts under the Bankruptcy Code, as amended, or any part thereof, or under any other Laws, whether state or federal, for the relief of debtors, now or hereafter existing, shall be commenced against or by any Borrower and, except with respect to any such proceedings instituted by any Borrower, shall not be discharged within sixty (60) days of their commencement;

         (i) A receiver or trustee shall be appointed for any Borrower or for any substantial part of its Assets, or any proceedings shall be instituted for the dissolution or the full or partial liquidation of any Borrower, and except with respect to any such appointments requested or instituted by any Borrower, such receiver or trustee shall not be discharged within sixty (60) days of his appointment, and except with respect to any such proceedings instituted by any Borrower, such proceedings shall not be discharged within sixty (60) days of their commencement, or any Borrower shall discontinue business or materially change the nature of its business;

         (j) Any Borrower shall suffer final judgments for payment of money and shall not discharge the same within a period of sixty (60) days unless, pending further proceedings, execution has not been commenced or, if commenced, has been effectively stayed;

         (k) A judgment creditor of any Borrower shall obtain possession of any of the Collateral by any means, including (without implied limitation) levy, distraint, replevin, or self-help; or

         (l) The occurrence of an Event of Default under the Mortgage.

7.02     Acceleration.

         At its option, and at any time, whether immediately or otherwise, the Lender may, upon the occurrence of any Event of Default, declare all Obligations immediately due payable without further action of any kind, including without notice, demand or presentment. Notwithstanding the foregoing, if at any time after the Obligations have been declared due and payable and before any judgment with respect thereto has been entered, every Event of Default has been made good or cured, then the Lender may, by written instrument delivered to SpecTran, rescind and annul such declaration and its consequences; but no such rescission shall extend to or effect any subsequent default or Event of Default or impair any rights of the Lender.

ARTICLE 8  THE LENDER'S RIGHTS AND REMEDIES

8.01     The Lender's Rights Upon Default

         Upon the occurrence of an Event of Default and at any time thereafter, the Lender, without presentment, demand, notice, protest or advertisement of any kind, will have all of the rights under all Laws, including without limitation all of the rights hereinafter set forth.

8.02     Account Debtors

         Upon the occurrence of an Event of Default and at any time thereafter, the Lender may notify account debtors, at the Borrowers' expense, that the Collateral has been assigned to the Lender and that payments shall be made directly to the Lender. Upon request of the Lender, each Borrower will notify such account debtors that their accounts must be paid to the Lender. Upon the occurrence of an Event of Default and at all times thereafter, each Borrower will hold all checks, drafts, cash and other remittances in trust for the Lender and deliver them in kind to the Lender. The Lender shall have full power to collect, compromise, endorse, sell or otherwise deal with the Collateral or proceeds thereof in its own name or in the name of any Borrower.

8.03     Possession and Foreclosure of Collateral

         Upon the occurrence of an Event of Default and at any time thereafter, to the extent that any Borrower could legally do so, the Lender may enter onto, occupy and use any premises owned by any Borrower or in which any Borrower has any interest. The Lender may take possession of all Collateral. In the Lender's sole discretion, the Lender may operate and use any Equipment, complete work in process and sell Inventory without being liable to any Borrower on account of any losses, damage or depreciation that may occur as a result thereof (so long as the Lender acts in good faith). The Lender may lease or license the Collateral to any Person for such purposes. In any event, the Lender may sell, lease, assign and deliver the whole or any part of the Collateral, at public or private sale, for cash, upon credit or for future delivery, at such prices and upon such terms as the Lender deems advisable. The Lender may sell or lease Collateral alone or in conjunction with other property, real or personal, and allocate the sale proceeds or leases among the items of Collateral sold without the necessity of the Collateral being present at any such sale, or in view of prospective purchasers thereof. If notice of sale is legally required, each Borrower agrees that ten (10) days written notice shall be deemed reasonable. Upon such sale, the Lender may become the purchaser of the whole or any part of the Collateral sold, discharged from all claims and free from any right of redemption. In case of any such sale by the Lender of all or any of the Collateral on credit, or for future delivery, such Collateral so sold may be retained by the Lender until the selling price is paid by the purchaser. The Lender shall incur no liability in case of the failure of the purchaser to take possession and pay for the Collateral so sold. In case of any such failure, the said Collateral may be resold. Any Collateral remaining unsold after being offered at public auction may be abandoned or disposed of for no consideration in such manner as the Lender deems appropriate.

         In any event, at any time and from time to time the Lender may abandon the Collateral or any part thereof. Each Borrower agrees immediately upon demand to take possession of any and all abandoned Collateral and to remove it from any location in the possession of or under the control of the Lender.

8.04     Use of Intellectual Property

         Sixty (60) days after the occurrence of an Event of Default and at any time thereafter, the Lender may use all or any part of any Borrower's Intellectual Property which any Borrower now has or may hereafter acquire to the extent lawfully permitted. The Lender may license such Intellectual Property to third Persons, seek registration of such Intellectual Property in any state or nation or prosecute pending applications for patent, trademark, or service marks in any Borrower's name in any state or nation, to the extent lawfully permitted.

8.05     Notification of Default to Third Parties

         Upon the occurrence of an Event of Default and at any time thereafter, the Lender may notify any Borrower's suppliers, account debtors and other third parties of the default and of any and all decisions made and actions taken by the Lender with respect to this Agreement, the Obligations or the Collateral, without liability of any kind. The Lender will provide written notice of such action to SpecTran. Failure to provide such notice will not impair the Lender's rights under this Section.

8.06     Assembly of Collateral

         Upon the occurrence of an Event of Default and at any time thereafter, the Lender may require any Borrower to assemble the Collateral in a single location at a place to be designated by the Lender and make the Collateral at all times secure and available to the Lender.

8.07     Right of Set-Off.

         Upon the occurrence of an Event of Default and at any time thereafter, the Lender may, and is hereby authorized by each Borrower, to the fullest extent permitted by applicable Laws, without advance notice to any Borrower (any such notice being expressly waived by the Borrowers), set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and any other indebtedness at any time owing by the Lender to, or for the credit or the account of, any Borrower against any or all of the Obligations of the Borrowers, now or hereafter existing, whether or not such Obligations have matured and irrespective of whether the Lender has exercised any other rights that it has or may have with respect to such Obligations, including without limitation any acceleration rights. The Lender agrees promptly to notify the applicable Borrower after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Lender hereunder are in addition to the other rights and remedies (including, without limitation, other rights of set-off) which the Lender may have.

8.08     Exercise of Other Remedies

         Upon the occurrence of any Event of Default and at any time thereafter, the Lender may exercise the remedies of a secured party afforded by the Uniform Commercial Code and other applicable Laws or by the terms of any agreement between any Borrower and the Lender.

8.09     Cumulative Rights and Remedies

         All rights and remedies of the Lender, whether provided for herein or in other agreements, instruments or documents or conferred by law, are cumulative and may be exercised alone or simultaneously.

ARTICLE 9  ATTORNEY-IN-FACT

9.01     Attorney-In-Fact

         Effective upon the occurrence of an Event of Default, and at all times thereafter, each Borrower hereby irrevocably appoints the Lender, or its designee, as each Borrower's true and lawful attorney-in-fact, with full power as follows: (i) to endorse the name of any Borrower on any assignments, notes, checks, drafts, money orders, or other instruments of payment for Collateral;
(ii) to sign or endorse the name of any Borrower on any negotiable instrument, invoice, freight or express bill, bill of lading, storage or warehouse receipts, drafts, assignments, verifications and notices in connection with Accounts;
(iii) to obtain, adjust, settle and cancel, in any Borrower's name, insurance policies as required herein and to sign any Borrower's name on settlement checks or drafts; (iv) in any Borrower's name, to do any act which this Agreement requires any Borrower to do, and, (v) to give notice to the United States Post Office to effect changes of address so that mail addressed to any Borrower may be delivered directly to the Lender. In exercising this power-of-attorney, the Lender shall not be liable to the extent that it acts in good faith.


ARTICLE 10  MISCELLANEOUS

10.01    Connecticut Waiver.

         TO THE EXTENT ANY COLLATERAL AND/OR REAL ESTATE IS LOCATED IN CONNECTICUT, THE BORROWERS ACKNOWLEDGE THAT THIS AGREEMENT AND EACH TRANSACTION RELATED TO IT IS A "COMMERCIAL TRANSACTION" WITHIN THE MEETING OF CHAPTER 903A OF THE CONNECTICUT GENERAL STATUES, AS AMENDED. THE BORROWERS HEREBY WAIVE ANY RIGHT WHICH THEY MIGHT HAVE TO NOTICE IN A HEARING OR A PRIOR COURT ORDER, UNDER SAID CHAPTER 903A OR AS OTHERWISE PROVIDED UNDER ANY APPLICABLE FEDERAL OR STATE LAW, IN THE EVENT THE LENDER SEEKS ANY PREJUDGMENT REMEDY AT ANY TIME PRIOR TO FINAL JUDGMENT IN ANY LITIGATION INSTITUTED IN CONNECTION WITH THIS AGREEMENT WHETHER BY WAY OF ATTACHMENT, FOREIGN ATTACHMENT, GARNISHMENT OR REPLEVIN.

10.02    Appraisals/Audit.

         The Lender may perform, at the Borrowers' expense, periodic appraisals of any Borrower's Equipment and real estate and the cost of each appraisal will be borne by the Borrowers. The Lender agrees that appraisals will not be required more frequently than annually unless required by applicable Laws or after the occurrence of an Event of Default. The Lender may perform, at the Borrowers' expense, periodic audits of any Borrower at any time and the cost of each audit will be borne by the Borrowers.

10.03    Joint and Several.

         All Obligations of the Borrowers hereunder are the joint and several obligations of each of SpecTran, Optics, Photonic and Communications.

10.04    Construction.

         The provisions of this Agreement shall be in addition to those of any guaranty, pledge or security agreement, note, or other evidence of liability now or hereafter held by the Lender, all of which shall be construed as complementary to each other. Nothing herein contained shall prevent the Lender from enforcing any or all other guaranty, pledge or security agreements, notes, or other evidences of liability in accordance with their respective terms.

10.05    Further Assurance.

         From time to time, each Borrower will execute and deliver to the Lender such additional documents and will provide such additional information as the Lender may reasonably require to carry out the terms of this Agreement and be informed of the status and affairs of each Borrower.

10.06    Enforcement and Waiver by the Lender.

         The Lender shall have the right at all times to enforce the provisions of this Agreement and the Collateral Documents in strict accordance with the terms hereof and thereof, notwithstanding any conduct or custom on the part of the Lender in refraining from so doing at any time or times. The failure of the Lender at any time or times to enforce its rights under such provisions, strictly in accordance with the same, shall not be construed as having created a custom in any way or manner contrary to specific provisions of this Agreement or as having in any way or manner modified or waived the same. All rights and remedies of the Lender are cumulative and concurrent and the exercise of one right or remedy shall not be deemed a waiver or release of any other right or remedy.

10.07    Expenses of the Lender.

         The Borrowers will, on demand, reimburse the Lender for all expenses, including the reasonable fees and expenses of legal counsel for the Lender, incurred by the Lender in connection with the preparation, administration, amendment, modification, or enforcement of this Agreement and the Collateral Documents and the collection or attempted collection of any of the Obligations.

10.08    Notices.

         Any notices, requests or consents required or permitted by this Agreement shall be in writing and shall be deemed delivered if delivered in person or if sent by certified mail, postage prepaid, return receipt requested, facsimile or telegraph, as follows, unless such address is changed by written notice hereunder:

         (a)     If to the Borrowers:

                 SpecTran Corporation
                 Attention:  Bruce Cannon, C.F.O.
                 50 Hall Road
                 Sturbridge, MA  01566

         (b)     If to the Lender:

                 Fleet National Bank
                 Attention: John F. Lynch, V.P.
                 370 Main Street
                 Worcester, MA  01608

10.09    Waiver and Release by the Borrowers.

         To the maximum extent permitted by applicable Laws, each Borrower:

         (a) Waives (i) protest of all commercial paper at any time held by the Lender on which any Borrower is in any way liable; (ii) except as the same may herein be specifically granted, notice of acceleration and of intention to accelerate; and (iii) notice and opportunity to be heard before exercise by the Lender of the remedies of self-help, set-off, or of other summary procedures permitted by any applicable Laws or by any agreement with any Borrower, and, except where required hereby or by any applicable Laws, notice of any other action taken by the Lender (the Lender agrees to provide notice to SpecTran of acceleration of the Obligations and such notice will reference a Section or Sections of this Agreement under which a default has occurred, failure to send such notice will not impair the Lender's rights hereunder); and

         (b) Releases the Lender and its officers, attorneys, agents, and employees from all claims for loss or damage caused by any act or omission on the part of any of them except willful misconduct.

10.10    Participation.

         Notwithstanding any other provision of this Agreement, each Borrower understands that the Lender may at any time enter into participation agreements with one or more participating banks whereby the Lender will allocate certain percentages of its commitment to them. Each Borrower acknowledges that, for the convenience of all parties, this Agreement is being entered into with the Lender only and that its obligations under this Agreement are undertaken for the benefit of, and as an inducement to, any such participating bank as well as the Lender, and each Borrower hereby grants to each such participating bank, to the extent of its participation in the Loans, the right to set off deposit accounts maintained by any Borrower with such bank subject to the terms of this Agreement. The Lender agrees to provide SpecTran with five (5) days prior written notice of any such participation. The Lender will also provide five (5) days prior written notice of any pledge or assignment of any of the Notes, except in connection with an acquisition of the Lender.

10.11    Applicable Law.

         This Agreement is entered into and performable in the Commonwealth of Massachusetts and shall be subject to and construed and enforced in accordance with the laws of the Commonwealth of Massachusetts.

10.12    Consent to Jurisdiction.

         EACH OF THE BORROWERS, TO THE EXTENT THAT THE BORROWERS MAY LAWFULLY DO SO, HEREBY CONSENTS TO THE JURISDICTION OF THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS AND THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF MASSACHUSETTS, AS WELL AS TO THE JURISDICTION OF ALL COURTS FROM WHICH AN APPEAL MAY BE TAKEN FROM THE AFORESAID COURTS, FOR THE PURPOSE OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF ANY OF THE BORROWERS' OBLIGATIONS UNDER OR WITH RESPECT TO THIS AGREEMENT, AND EXPRESSLY WAIVES ANY AND ALL OBJECTIONS ANY OF THE BORROWERS MAY HAVE AS TO VENUE IN ANY OF SUCH COURTS.

10.13    Binding Effect, Assignment, and Entire Agreement.

         This Agreement shall inure to the benefit of, and shall be binding upon, the respective successors and permitted assigns of the parties hereto. No Borrower has the right to assign any of its rights or obligations hereunder without the prior written consent of the Lender. This Agreement, including the Exhibits hereto, all of which are hereby incorporated herein by reference, and the documents executed and delivered pursuant hereto, constitute the entire agreement between the parties and may be amended only by a writing signed on behalf of each party.

10.14    Severability.

         If any provision of this Agreement shall be held invalid under any applicable Laws, such invalidity shall not affect any other provision of this Agreement that can be given effect without the invalid provision, and, to this end, the provisions hereof are severable.

10.15    Counterparts.

         This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument.

10.16    Waiver of Jury Trial

         THE LENDER AND THE BORROWERS AGREE THAT THEY (INCLUDING ANY ASSIGNEE OR SUCCESSOR) SHALL NOT SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM, OR ANY OTHER LITIGATION PROCEDURE BASED UPON, OR ARISING OUT OF, THIS AGREEMENT, ANY RELATED INSTRUMENTS, ANY

COLLATERAL OR THE DEALINGS OR THE RELATIONSHIP AMONG ANY OF THEM. THEY SHALL NOT SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS PARAGRAPH HAVE BEEN FULLY DISCUSSED BY THE LENDER AND THE BORROWERS AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. THEY HAVE NOT AGREED WITH OR REPRESENTED TO THE OTHER THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.



IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as a sealed instrument as of the day and year first above written.

                                            BORROWERS:

                                            SPECTRAN CORPORATION


/s/ Brian M. Hand                           By: /s/ Glenn E. Moore
- ---------------------                          ---------------------------
Witness                                     Its Duly Authorized Officer


                                            SPECTRAN SPECIALTY OPTICS
                                            COMPANY


/s/ Brian M. Hand                           By: /s/ Glenn E. Moore
- ---------------------                          ---------------------------
Witness                                     Its Duly Authorized Officer


                                            APPLIED PHOTONIC DEVICES, INC.


/s/ Brian M. Hand                           By: /s/ Glenn E. Moore
- ---------------------                          ---------------------------
Witness                                     Its Duly Authorized Officer


                                            SPECTRAN COMMUNICATION FIBER
                                            TECHNOLOGIES, INC.


/s/ Brian M. Hand                           By: /s/ Glenn E. Moore
- ---------------------                          ---------------------------
Witness                                     Its Duly Authorized Officer

                                            LENDER:

                                            FLEET NATIONAL BANK


/s/                                         By: /s/ John Lynch
- ---------------------                          ---------------------------
Witness                                     Its Duly Authorized Officer

                              Exhibit 1.06

                              SPECTRAN CORPORATION
                           BORROWING BASE CERTIFICATE
                               MONTH ENDED _______

A. CASH:

         CASH ON DEPOSIT AT FLEET                  $_________
         CASH INVESTED AT FLEET INVEST.SERV        $_________
         (1) TOTAL CASH                            $_________

B. ACCOUNTS RECEIVABLE

         GROSS ACCOUNTS                            $_________
         LESS:

                 OVER 90 DAYS FROM INVOICE         $_________
                 (NOT BACKED BY L.C.)

                 FOREIGN ACCOUNTS                  $_________
                 (NOT BACKED BY L.C.)

                 TOTAL INELIGIBLE                  $_________

         ELIGIBLE ACCOUNTS                                                   $_________

         ADVANCE RATE                                                               .80

         (2)LOAN VALUE                                                       $_________

C. INVENTORY

         GROSS INVENTORY                           $_________
         LESS:

                 OBSOLETE                          $_________

                 STALE                             $_________

                 TOTAL ELIGIBLE                    $_________

         ELIGIBLE INVENTORY                                                  $_________

         ADVANCE RATE                                                               .33

         (3) LOAN VALUE                                                      $_________

         TOTAL LOAN VALUE (1+2+3)                                            $_________

         LOAN                                                                $_________

         RATIO:  TOTAL LOAN VALUE:LOAN                                       $_________


SPECTRAN CORPORATION

BY:_____________________________________
   BRUCE CANNON, CHIEF FINANCIAL OFFICER

                                  Exhibit 2.03

                                 DEPOSIT ACCOUNT

                              Account No. 00792489

                                  Exhibit 2.05

                            DISBURSEMENT OF TERM NOTE

         No disbursements will be made under the Term Note until all conditions set forth in the Agreement have been satisfied. The Lender will disburse the proceeds of the Term Note to SpecTran's deposit account identified in Exhibit 2.03, subject to the Lender's prior receipt from SpecTran of evidence, satisfactory to the Lender, of the purchase price of the Equipment to be purchased with such proceeds, including without limitation copies of invoices (paid or to be paid). In no event will (i) any disbursement exceed one hundred percent (100%) of the purchase price of such Equipment and (ii) all disbursements, in the aggregate, exceed seventy-five percent (75%) of the auction value of all of the Borrowers' Equipment as set forth in the "Auction Value Appraisal" prepared by Appraisal & Liquidation Services, Inc. to be delivered to the Lender on or before May 1, 1996. Disbursements will not be made more frequently than monthly. No disbursements will be made after September 30, 1996 or after the occurrence of an Event of Default.

                                  Exhibit 2.06

                          DISBURSEMENT OF MORTGAGE NOTE

         No disbursements will be made under the Mortgage Note until all conditions set forth in the Agreement have been satisfied, including without limitation, the Lender's receipt of (a) an environmental site assessment covering the real property subject to the Mortgage satisfactory to the Lender and (b) a zoning opinion satisfactory to the Lender and its counsel. The Lender will disburse the proceeds of the Mortgage Note to SpecTran's deposit account identified in Exhibit 2.03, subject to the Lender's prior receipt of (i) a completed and executed A1A form in the form attached hereto as Exhibit 2.06A setting forth in detail satisfactory to the Lender the expenditures giving rise to the request for such disbursement and (ii) paid invoices with respect to the expenditures listed on the related A1A form. In no event will (i) any disbursement exceed one hundred percent (100%) of the cost of improvements to the real property subject to the Mortgage and (ii) all disbursements, in the aggregate, exceed seventy five percent (75%) of the fair market value of the real property subject to the Mortgage as set forth in the "As Is, Fair Market Value Appraisal" conducted by L.J. Boudreau Associates to be delivered to the Lender on or before May 1, 1996. After completion of the improvements to the real property subject to the Mortgage and the issuance of an occupancy permit, the "As Completed, Fair Market Value Appraisal" prepared by L. J. Boudreau Associates may be used instead of the "As Is, Fair Market Value Appraisal". Disbursements will not be made more frequently than monthly. No disbursements will be made after March 31, 1997 or after the occurrence of an Event of Default.

                                 Exhibit 3.01(m)

Counsel for Bank:                                  Counsel for Borrower:
Paul J. D'Onfro, Esquire                           Brian M. Hand, Esquire
Mirick, O'Connell, DeMallie                        Hackmyer & Nordlicht
  & Lougee                                         645 Fifth Avenue
1700 Bank of Boston Tower                          New York, NY 10022
Worcester, MA 01608-1477                           (212) 421-6500
(508) 799-0541                                     ("H&N")
("MODL")

                               FLEET NATIONAL BANK
                                  (the "Bank")

                              $22,000,000.00 LOANS

                                       TO

                              SPECTRAN CORPORATION
                                  ("SpecTran")
                                       and
                        SPECTRAN SPECIALTY OPTICS COMPANY
                                   ("Optics")
                                       and
                         APPLIED PHOTONIC DEVICES, INC.
                                  ("Photonic")
                                       and
                 SPECTRAN COMMUNICATION FIBER TECHNOLOGIES, INC.
                                ("Communication")
                  (SpecTran, Optics, Photonic and Communication
                are collectively referred to as the "Borrowers")


                             CLOSING DOCUMENT AGENDA

Responsible
Party

MODL     1.      Loan and Security Agreement among the Borrowers and the Bank

MODL     2.      Borrowers' $12,000,000.00 Revolving Note

MODL     3.      Borrowers' $5,000,000.00 Term Note

MODL     4.      Borrowers' $5,000,000.00 Mortgage Note

H&N      5.      Insurance binder from SpecTran naming the Bank as loss payee and mortgagee, including:
                          a)      Casualty; and
                          b)      General Liability

MODL     6.      UCC-1 Financing Statements against SpecTran to be filed with:
                          a)      Massachusetts Secretary of State
                          b)      Sturbridge, Massachusetts Town Clerk
                          c)      Worcester District Registry of Deeds

H&N      7.      UCC-11 pre-closing Searches for Spectran from:
                          a)      Massachusetts Secretary of State
                          b)      Sturbridge, Massachusetts Town Clerk

H&N      8.      Federal and State Tax Lien Searches for SpecTran

MODL     9.      Pledge Agreement between SpecTran and the Bank

H&N     10.      Composite Certificate of Secretary of Spectran with attached:
                          a) Certificate of Incorporation with all amendments (certified to by the Delaware Secretary of State)
                          b)      By-Laws
                          c)      Votes

H&N     11.      Certificate of Legal Existence and Good Standing for SpecTran
                 issued by the Delaware Secretary of State

H&N     12.      Certificate of Qualification To Do Business in Massachusetts
                 for SpecTran issued by the Massachusetts Secretary of State

H&N     13.      Certificate of Good Tax Standing for SpecTran issued by the
                 Massachusetts Department of Revenue

H&N     14.      Insurance binder from Optics naming the Bank as loss payee, including:
                          a)      Casualty; and
                          b)      General Liability

MODL     15.     UCC-1 Financing Statements against Optics from:
                          a)      Connecticut Secretary of State
                          b)      Avon, Connecticut Town Clerk-Land Records

H&N      16.     UCC-11 pre-closing Searches for Optics from:

                          a)      Connecticut Secretary of State
                          b)      Avon, Connecticut Town Clerk-Land Records

H&N      17.     Federal and State Tax Lien Searches for Optics

H&N      18.     Copies of any leases for Optics

MODL     19.     Assignments of Leases with respect to Optics' interests and tenant

MODL     20.     Landlord's Consents and Waivers

H&N      21.     Composite Certificate of Secretary of Optics with attached:

                          a) Certificate of Incorporation with all amendments (certified to by the Delaware Secretary of State)
                          b)      By-Laws
                          c)      Votes

H&N      22.     Certificate of Legal Existence and Good Standing for Optics
                 issued by the Delaware Secretary of State

H&N      23.     Certificate of Qualification To Transact Business in
                 Connecticut for Optics issued by the Connecticut Secretary of State

H&N      24.     Accountant's letter regarding filing of tax returns and payment of taxes

H&N      25.     Insurance binder from Photonic naming the Bank as loss payee and mortgagee, including:
                          a)      Casualty; and
                          b)      General Liability

MODL     26.     UCC-1 Financing Statements against Photonic to be filed with:

                          a)      Connecticut Secretary of State
                          b)      Brooklyn, Connecticut Town Clerk-Land Records
                          c)      Killingly, Connecticut Town Clerk-Land Records

H&N      27.      UCC-11 pre-closing Searches for Photonic from:

                          a)      Connecticut Secretary of State
                          b)      Brooklyn, Connecticut Town Clerk-Land Records
                          c)      Killingly, Connecticut Town Clerk-Land Records

MODL     28.     UCC-11 post-closing Searches for Photonic from:

                          a)      Connecticut Secretary of State

                          b)      Brooklyn, Connecticut Town Clerk-Land Records
                          c)      Killingly, Connecticut Town Clerk-Land Records

H&N      29.     Federal and State Tax Lien Searches for Photonic interests as tenant

H&N      30.     Copies of any leases for Photonic

MODL     31.     Assignments of Leases with respect to Photonic interests as tenant

MODL     32.     Landlord's Consents and Waivers

H&N      33.      Composite Certificate of Secretary of Photonic with attached:
                          a) Certificate of Incorporation with all amendments (certified to by the Connecticut Secretary of State)
                          b)      By-Laws
                          c)      Votes

H&N      34.     Certificate of Legal Existence and Good Standing for Photonic
                 issued by the Connecticut Secretary of State

H&N      35.     Accountant's letter regarding filing of tax returns and payment of taxes

H&N      36.     Insurance binder from Communication naming the Bank as Loss
                 Payee, including:
                          a)      Casualty; and
                          b)      General Liability

MODL     37.     UCC-1 Financing Statements against Communication to be filed with:
                          a)      Massachusetts Secretary of State
                          b)      Sturbridge, Massachusetts Town Clerk
                          c)      Worcester District Registry of Deeds

H&N      38.     UCC-11 pre-closing Searches for Communication from:
                          a)      Massachusetts Secretary of State
                          b)      Sturbridge, Massachusetts Town Clerk

MODL     39.     UCC-11 post-closing Searches for Communication from:
                          a)      Massachusetts Secretary of State
                          b)      Sturbridge, Massachusetts Town Clerk

H&N      40.     Federal and State Tax Lien Searches for Communication

H&N      41.     Copies of any leases for Communication

MODL     42.     Assignments of Leases with respect to Communication interests as tenant

MODL     43.     Landlord's Consents and Waivers

H&N      44.     Composite Certificate of Secretary of Communication
                 with attached:
                          a) Certificate of Incorporation with all amendments (certified to by the Delaware Secretary of State)
                          b)      By-Laws
                          c)      Votes

H&N      45.     Certificate of Legal Existence and Good Standing for
                 Communication issued by the Delaware Secretary of State

H&N      46.     Certificate of Qualification To Do Business in Massachusetts
                 for Communication issued by the Massachusetts Secretary of State

H&N      47.     Certificate of Good Tax Standing for Communication issued by the Massachusetts Department of Revenue

MODL     48.     Mortgage securing $5,000,000.00 Mortgage Note covering real estate located at 50 hall Road, Sturbridge, Massachusetts
                 ("Sturbridge Property")

MODL     49.     Assignment of Leases and Rents for Sturbridge Property

H&N      50.     Detailed Construction Budget in form and substance acceptable to the Bank

MODL     51.     Certificate of Municipal Liens for Sturbridge Property

H&N      52.     Survey for Sturbridge Property containing Flood Hazard
                 Certification sufficient to delete survey exception in Title
                 Insurance Policy

Bank     53.     Appraisal of Sturbridge Property

Bank     54.     21E Site assessment for Sturbridge Property

H&N      55.     Title V Inspection and Certification

H&N      56.     Title V Certification re: adequate septic system to service addition

H&N      57.     Building Permit

MODL     58.     Title Report with copies of instrument shown as encumbrances on
                 Title Report for Sturbridge Property

MODL     59.     Title Insurance Affidavit for Sturbridge Property

MODL     60.     Lender's Title Insurance Policy deleting standard exceptions for: Taxes (except those not yet due and payable), Survey, Parties in Possession and Mechanics Liens

H&N      61.     Opinion of Counsel to Borrowers regarding due execution,
                 authority, enforceability and perfection

H&N      62.     Opinion of Counsel to SpecTran regarding zoning

MODL     63.     Disbursement Authorizations

H&N      64.     Payment of $60,000.00 Commitment Fee

                                 Exhibit 5.01(a)
             Subsidiaries, Jurisdictions, Shareholders and Addresses

1. Optics, Photonic and Communication are wholly owned subsidiaries of SpecTran.

2. The following companies are qualified to do business in the following states.

         Name                     State

         SpecTran                 Delaware, Massachusetts

         Optics                   Delaware, Connecticut

         Photonic                 Connecticut

         Communications           Delaware, Massachusetts

3. SpecTran owns ten shares of common stock of each of Optics and Communication and 100 shares of common stock of Photonics.

4. The addresses of each place of business of the Borrowers are as follows:

         SpecTran Communication            50 Hall Road
                                           Sturbridge, MA

         Optics                            18 Parkside Lane
                                           Avon, CT

                                           150 Fisher Drive
                                           Avon, CT

                                           18 Parkside Lane
                                           (the "Barn")
                                           Avon, CT

         Photonics                         50 Tiffany Street
                                           Brooklyn, CT

                                           300 Lake Road
                                           Dayville, CT

                                 Exhibit 5.01(f)

                                   LITIGATION

         Applied Photonic Devices, Inc. was a named defendant in the case of Buchanan Sound & Communications, Inc. v. America Fibertek, Inc. and Applied Photonic Devices, Inc. filed in the Circuit Court for Kanawha County, West Virginia. The civil action number is 93-C-5844 an the original amount of the claim is $6,364.40 plus applicable interest. Applied Photonic Devices, Inc. has received no information or updates concerning this case since it was originally filed in 1993. The case was filed against a customer of APD, and also named APD, Inc. as a defendant because APD was a component supplier.

                                 Exhibit 5.01(i)

                                  INDEBTEDNESS

The Borrowers have no Indebtedness, other than Indebtedness to the Lender and under Capitalized Leases, including leases with Copelco Leasing Corporation and Liquid Carbonic Corp.

                                 Exhibit 6.01(a)

                              USES OF LOAN PROCEEDS

The proceeds of the Loans will be used only for the following purposes:

Revolving Note:  Working capital and general corporate purposes;

Term Note:       Purchase of Machinery and Equipment; and

Mortgage Note:   Plant expansion at the Sturbridge, Massachusetts facility.

                               Exhibit 6.01(b)(5)

                          FLEET NATIONAL BANK ("FLEET")

                                     Loan to

                           SpecTran Corporation et al

                     Certificate of Loan Covenant Compliance

                             as of ________________

Section          Covenant                          Limit            Actual
- -------          --------                          -----            ------
6.01

f(i)             Fixed Charge Coverage Ratio       1.25:1.00

f(ii)            Tangible Net Worth                $18,5000,000

f(iii)           Minimum Quarterly EBITDA

Section
6.02

r(1)             Leverage Ratio                    1.25:1.0

r(2)             Capital Expenditures

I, the undersigned officer of SpecTran hereby certify that I have read the Loan and Security Agreement among Fleet and SpecTran, et al dated April __, 1996, and to the best of my knowledge and belief, as of ________________________, SpecTran is in compliance with all the Covenants, Terms and Provisions contained in the Loan and Security Agreement and no Event of Default exists.


                                           SPECTRAN CORPORATION


                                           By:
                                              --------------------------
                                              Its Treasurer         Date

                                 Exhibit 6.01(m)

                              DISPUTED LIABILITIES

None.

                                 Exhibit 6.02(d)

                              CONSIGNMENT INVENTORY

SpecTran has placed optical fiber inventory on consignment with Optical Cable Corporation ("OCC") of Roanoke, Virginia. As of March 31, 1996 the consigned inventory was valued at $405,343.

                                 Exhibit 6.02(l)

         The investment objectives will be to maximize total return within the confines of a short to average overall maturity framework. The fund will utilize US Governments, domestic corporates, asset-backed paper (AAA rated), Govt Agency mortgage-backed paper including short term CMO's and Govt Agency backed short-term floating rato paper. Positions required for liquidity needs will be held in high grade short-term or money market balances. The horizon on these corporate funds will be approximately 1/3 for immediate liquidity needs (if necessary), approximately 1/3 to be used for intermediate term purposes, and the remaining approximately third for long term expansion purposes. SpecTran will have full authority and discretion on all investment changes.